                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 10, 2001
                                                 --------------

                     INTEGRATED INFORMATION SYSTEMS, INC.
              --------------------------------------------------
            (Exact name of registrant as specified in its charter)

      Delaware                         29947                  860624332
      --------                         -----                  ---------
(State or other jurisdiction        (Commission             (IRS Employer
of incorporation)                   File Number)          Identification No.)


              1560 W. Fountainhead Parkway, Tempe, Arizona  85282
              ---------------------------------------------------
            (Address of principal executive offices)      (Zip code)



Registrant's telephone number, including area code  (480) 317-8000
                                                   ---------------

                                   Not Applicable
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         (Former name or former address, if changed since last report.)
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Item 5.  Other Events

     Integrated Information Systems, Inc. ("IIS"), certain of its current and former directors, and the members of the underwriting syndicate involved in IIS' initial public offering have been named as defendants in a class action lawsuit in the United States District Court, Southern District of New York. The action, number 01 CV 6120, alleges that the defendants violated federal securities laws and seeks unspecified monetary damages and certification of a plaintiff class consisting of all persons who acquired shares of IIS common stock between March 17, 2000 and June 27, 2001. Specifically, the complaint charges the defendants with violations of Sections 11, 12(a)(2) and 15 of the Securities Act of 1933 and Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. In substance, the allegations are that the underwriters of IIS' initial public offering charged commissions in excess of those disclosed in the initial public offering materials, and that these actions were not properly disclosed. IIS believes that the claims against it are unfounded and without merit and intends to vigorously defend this matter.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       INTEGRATED INFORMATION SYSTEMS, INC.


Date:  July 18, 2001                   By:  /s/ David  Wirthlin
                                          --------------------------------
                                          David Wirthlin
                                          (Principal Financial Officer and Duly
                                          Authorized Officer)


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